EXHIBIT 10.16

CERTAIN PERSONALLY IDENTIFIABLE INFORMATION CONTAINED IN THIS

DOCUMENT, MARKED BY [***], HAS BEEN OMITTED

PROPERTY LEASE CONTRACT

(Contract No.: LKTZ-SYEQA-BGZL-2020-00X)

Lessor (hereinafter referred to as Party A): Chengdu Liankang Investment Co., Ltd.

Mailing Address: No. 38, North Section, Eighth First Road, Yongning Town, Wenjiang District, Chengdu

Business License Registration Number: 91510115069780631J

Legal Representative: Zhang Heping

Mailing Address: No. 38, North Section, Eighth First Road, Yongning Town, Wenjiang District, Chengdu

Postal Code: 611135 Telephone: [***************]

Lessee (hereinafter referred to as Party B):

Correspondence address:

Business License Registration Number:

Legal Representative:	Nationality:

Telephone:	Email:

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WHEREAS:

1、 Party A is entitled to the ownership of the premises located at the Unit No. of the Building, Phase II of Zone A, III Medical Innovation Center (Registered Address at the Police Station: Unit No. Floor of the Building), No. 333, Second Part of Furong Avenue, Yongning Town, Wenjiang District, Chengdu, and has the right to lease the premises at the Unit No. of the Building, Phase II of Zone A, III Medical Innovation Center (Registered Address at the Police Station: Unit No. Floor of the Building) to others and receive income thereon in accordance with laws and at its own will.

2、 Party B is an independent legal person registered with the relevant administrative authority for industry and commerce and has legal operation right and civil right capability and civil action capability. After Party B has paid the Rent and Fees payable by Party B to Party A in accordance with this Contract, Party B has the independent right to conduct legal business operation activities in the leased premises according to the purpose agreed upon.

3、 For operation and office needs, Party B needs to lease the premises owned by Party A located at the Unit Number of Building, Phase II of Zone A, III Medical Innovation Center (Registered Address at the Police Station: Unit No. Floor of the Building).

This Contract is made and entered into by and between the Parties on the lease of the premises of Party A to Party B in accordance with the Contract Law of the People's Republic of China and relevant laws and regulations on the basis of equality and voluntariness.

Article 1 Basic Information of the Premises

1、 The premises leased by Party A to Party B shall be the Unit of Building, Phase II of Zone A, III Medical Innovation Center (Registered Address at the Police Station: Unit No. Floor of the Building), (the "Leased Premises" or the “Premises”). The specific address on the property ownership certificate is No. 333, Section 2 of Furong Avenue, Yongning Town, Wenjiang District, Chengdu. The final number of the Premises shall be subject to the municipal government number determined by the relevant governmental agency after the delivery of the Premises.

2、 The actual construction area of the Premises is square meters. The floor plan is set forth in Appendix IV to this Contract.

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3、 The current conditions of the Premises are non-decorated room. The standards for Party A to deliver the Premises and Party B to take over the Premises are set forth in Appendix I to this Contract. The Parties agree to consider the Appendix I as the basis for acceptance of the Premises as Party A delivers the Premises to Party B.

Article 2 Status of Title to the Premises

Party A guarantees that it has the legal right to rent out the Premises.

Article 3 Purpose of the Premises

1、 Party B undertakes to lease the Premises only for operation and office use of Party B. Party B guarantees that Party B shall not change the purpose and structure of the Premises without the written consent of Party A during the Term. Party B shall obtain relevant licenses, permits and approval procedures necessary for the achievement of the said purpose at its own cost. In addition, Party B shall have the legitimate qualification and administrative permits (if necessary) for engaging in the corresponding business activities. Party B shall not refuse or delay the performance of the Contractual obligations on the grounds of obstacles to the above-mentioned procedures..

2、 Party B shall carry out business activities in compliance with national laws and regulations, relevant government policies and the regulations of Party A on the administration of the Premises. Without the written consent of Party A and the approval of relevant government departments in accordance with regulations, Party B shall not engage in or change the purpose of use provided in this contract without authorization.

3、 All layout inside and outside of the Premises by Party B, including advertisements, light-boxes, signboards, decorations, flags, poster, show windows and rack display, are subject to prior approval of the competent governmental departments and comply with the regulations of relevant administrative authorities. In addition, Party B shall obtain a written consent from Party A before committing any of the foregoing acts outside the Premises.

4、 Without Party A's special permission in writing, Party B shall not use Party A's name or its public logo.

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Article 4 Lease Term

1、 The lease term of the Premises shall be     calendar years (12 months as 1 year), i.e., the lease term will be from  _____ to _____ .

2、 Upon expiration of the lease term, Party B shall return the Premises within five working days upon termination of this Contract.

3、 Upon expiration of the lease term, if Party B intends to continue to lease the Premises, it shall give Party A a written renewal request at least ninety (90) days prior to the expiration of this Contract and enter into a new lease contract with Party A through mutual consultation. In case Party A takes back the Premises and intends to lease the Premises to others, Party B shall have the priority to lease the Premises under the same conditions. If Party B fails to give Party A written renewal request within said period due to reasons attributable to Party B and fails to execute the new lease contract within one month prior to the expiration of this Contract, the renewal right of Party B shall be deemed to be waived. In this case, Party A shall have the right to lease the Premises hereunder to any third party.

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Article 5 Rent, Security and Payment Methods

1、 The amount of the Rent shall be calculated on the basis of the actual floor area of the Leased Premises.

2、 The details of the Rent hereunder are set forth as follows: The Rent rates shall be charged as follows:

Lease Year	Rent Standard (RMB/㎡/month)	Total Lease Annual Expense (RMB)
Lease Year 1
Lease Year 2
Lease Year 3

Remark: The Rent shall include the Rent of the Leased Premises, use fee of ancillary facilities and equipment and value added tax. However, the Rent shall not include the property management fee, energy cost arising from the operation of the facilities and equipment in the Leased Premises, other insurance costs except the property insurance of the building, as well as other costs in relation to the use of the Leased Premises.

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3、 Payment Methods of Rent

The Rent shall be paid on a yearly basis. Party B shall pay the Rent for the Premises to Party A within fifteen working days before the beginning of each year of the Lease. The Rent for the Lease Year 1 in RMB ____(in words: _____ yuan) will be paid prior to the date of ______. If such date falls on a statutory holiday, then it shall be brought forward accordingly.

The date of payment of the Rent by Party B shall be the date of actual receipt of Party A's bank account.

The information of Party A's designated account is as follows:

Bank Name: Industrial and Commercial Bank of China Limited, Chengdu Lianghe Road Sub-branch

Name: Chengdu Liankang Investment Co., Ltd.

Account Number: 4402252709100009275

4、 Security Deposit

(1) The Parties agree that at the execution of this Contract, Party B shall pay to Party A two-month Rent (in words: yuan) as the lease security deposit to ensure Party B's compliance with all the provisions it must comply with under this Contract. During the whole lease term, Party A shall keep the Security Deposit and Party A does not need to pay any interest of Security Deposit to Party B. Party B shall pay off such Security Deposit within five working days after the execution of this Contract and Party A shall issue a receipt to Party B after receiving such Security Deposit.

(2) Refund of lease security deposit. Without prejudice to other rights of Party A hereunder, Party A shall return the security deposit paid by Party B within ten working days after the termination/release or early termination/release of this contract and after Party B has returned the leased premises to Party A in accordance with the provisions of this contract and settled all payments payable by Party B under this contract and returned the receipt of the deposit (the deposit is not interest-bearing).

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(3) If Party B breaches any provision of this Contract, or is in delay in the payment of any amounts hereunder, including but not limited to the Rent, the Property Management Fees and other expenses, Party A shall have the right to use such Security Deposit or any part thereof to offset any debts of Party B or any other amounts that Party A may require Party B to bear in accordance with this Contract due to Party B's breach of contract. If such Security Deposit or any part thereof is deducted by Party A in this manner, Party B shall pay an amount to Party A to make up the Security Deposit within fifteen (15) days upon receiving the written notice from Party A. If Party B fails to make up the Security Deposit within such period, Party B shall pay Party A 20% of the deficient amount for each day of delay as the Default damages. If Party A fails to make up the deficiency within 30 days, Party A shall have the right to terminate or rescind this Contract, where Party B shall not raise an objection and Party B shall compensate for the Losses arising therefrom.

(4) If the Security Deposit is insufficient to pay the above amounts, Party A shall also have the right to handle it in accordance with Article 10 hereof, without prejudice to other rights of Party A.

Article 6 Other Expenses

During the lease term, various expenses relating to lease of the Premises shall be assumed in the following manner:

1、 Party B shall bear its own expenses including, but not limited to, water, electricity, communication, internet use fee, CATV fee and other expenses arising from the use of the Premises. Water and electricity rates shall be collected by Chengdu Shuxin Property Service Co., Ltd. (the "property service company") on behalf of Party A, Party B shall pay water and electricity rates within 5 working days after its receipt of payment notice from the property service company and other fees shall be paid by Party B on its own.

2、 Property service fees in the common areas of the Premises shall be borne by Party B.

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3、 Other matters not mentioned herein shall be subject to the Prophase Property Service Agreement entered into by and between Party B and the property service company.

4、 The taxes arising from the lease of the Premises shall be handled by the Parties in accordance with regulations of the nation and relevant authorities.

5、 In case items not listed in the Contract but in relation to the use of the Premises are imposed by the relevant government department, Party B shall bear the expenses.

Article 7 Liability for Property Decoration and Repair

1、 Subject to the written consent of Party A, Party B shall have the right to carry out interior decoration and additions to the Premises, but shall not carry out decoration or adornment to the exterior walls. If decoration is required to be approved, Party B shall submit the decoration plan to the competent authority for approval (if Party A’s assistance is needed, Party B shall inform Party A in a timely manner) in accordance with the relevant regulations, and shall submit the decoration plan in writing to Party A 15 days prior to the commencement of the construction for the Party A's approval. After obtaining the approval, the decoration plan shall be kept by the designated property service company for record. If any decoration is carried out without the approval by Party A or Party B fails to carry out the decoration according to the decoration plan approved by Party A after approval by Party A, Party B shall immediately repair or restore the Premises to the original state within the time limit allotted by Party A. If Party B fails to do so, Party A shall have the right to engage a third party to do so and Party A shall have the right to deduct twice the actual repair costs from the security deposit set forth herein. If the security deposit are insufficient, Party B shall make up the deficiency separately and Party B covenants that it will raise no objection.

2、 If the Premises is damaged due to improper decoration, Party B shall immediately repair the Premises within the time limit allotted by Party A. If Party B fails to do so, Party A shall have the right to engage a third party to do so and Party A shall have the right to deduct twice the actual repair costs from the security deposit set forth herein and Party B shall make up the deficiency separately and Party B covenants that it will raise no objection. Party B shall guarantee that the decoration and renovation of the leased premises are in compliance with the provisions of the Rules on Supervision and Administration of Fire Control of Construction Projects and other laws and regulations and shall by itself go through fire control design, completion acceptance filing and fire safety inspection procedures for business opening in accordance with law. Party B shall bear all responsibilities by itself for fire safety accidents caused by using or operating without fire safety inspection or failing to meet the requirements after inspection.

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3、 Party B shall have the ownership of the ancillary facilities and equipment added by it during the lease term. The Parties acknowledge that, if any decoration of Party B does not form any attachment in the event this Contract is terminated or rescinded due to any reason whatsoever, Party B may dispose of the same on its own; however, when Party B disposes of the same on its own, it shall not damage Party A's premises and auxiliary facilities. If any attachment has been formed, it shall belong to Party A without compensation, and Party A will make no compensation to Party B's such decoration. However, if Party A requests to remove the attachment, Party B shall remove the same upon Party A's request and restore the premises to its original state.

4、 During the lease term, Party A guarantees that the Premises is in a normal and safe condition (see Appendix 3 for details) during the warranty period (in accordance with relevant national standards).

5、 During the warranty period, if Party B finds any damage to or failure of the main structure of the Premises, it shall notify Party A to repair, in a timely manner, and Party A shall carry out such repair work within ten (10) days upon the receiving such notice.. Party A shall not be liable for repair of any article added by Party B because of its fit-out and decoration provided, however, that Party A shall select the method of causing the minimum impact to such fit-out and decoration of Party B.

6、 Party B shall reasonably use and protect the Premises and its auxiliary facilities and shall be responsible for the repair and maintenance of the Premises and its auxiliary facilities (other than the main structure) during the lease term. In the event that any damage to or failure of the Premises and its auxiliary facilities is found during the lease term (including natural wear and tear of the Real and personal property, damages caused by man-made reasons or other reasons), Party B shall immediately notify Party A in writing, Party B shall repair or replace and all expenses incurred shall be solely borne by Party B. If Party B fails to repair or replace, Party A shall have the right to engage a third party to do so and Party A shall have the right to deduct twice the actual repair costs from the security deposit. Any shortfall shall be made up by Party B, who shall not raise any objection. Party B shall also undertake all legal liabilities and full economic liabilities independently for any personal damage and property losses due to the above reasons.

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7、 For any damage or destruction to the Premises which is caused by fire or other circumstances within the Premises due to Party B's reasons, Party B shall re-repair and reconstruct the Premises to the original state concerned and the relevant expenses thus incurred shall be borne by Party B. Rent shall still be calculated during the period of reconstruction. Provided that Party B refuses to take measures, Party A is entitled to carry out the re-repair and reconstruction by itself or engage a third party, for which the expenses will be borne by Party B. Party B agrees to effect the payment on schedule as per Party A's requirement or the construction contract between Party A and the third party.

8、 Party B shall, at its own discretion, settle any dispute with a neighboring party due to decoration and fitment or other reasons or during the use of the Premises. If Party B or the third party fails to operate normally as a result, it has nothing to do with Party A (except those caused by Party A).

Article 8 Delivery and Return of the Premises

1、 Delivery of the Premises

(1) Party A should hand over the Premises to Party B on the date of ___. Provided that Party B has no objection to the acceptance of this Premises, Party A shall be deemed to have fulfilled the obligation of delivery of the Premises after Party B signs and seals on the Delivery Procedure Form issued by Party A and Party A has handed over the key of the Premises to Party B. From the date of handover, all legal liabilities and costs arising from the use of the Leased Premises shall be borne by Party B; and the legal liabilities and costs arising from the Leased Premises itself shall be borne by Party A.

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(2) Party A and Party B should, upon the delivery of the Premises by Party A, make joint inspection. If Party B has any objection to such facilities and equipments as existing decoration and appliances, it shall raise an objection on the spot; provided that it is difficult to make inspection and judgment on the spot, the objecting party shall claim to the other party within 5 working days; provided that no objection is made within 5 working days, the Premises shall be deemed as being accepted by Party B.

(3) If Party A fails to deliver the Leased Premises on the date set forth above due to Party A's reason, the lease term (Commencement Date and Expiration Date) of this Contract shall be extended accordingly based on the actual handover date.

(4) If Party B fails to complete handover formalities with Party A on the handover date, from the agreed handover date, Party B shall bear all Rent, property management fee, utilities fee and other fees relevant to the Leased Premises.

2、 Return of the Leased Premises

(1) Upon termination or rescission of this Contract, Party B shall return to Party A the Leased Premises and its auxiliary facilities and equipment within 5 working days upon termination or rescission hereof and ensure that the Leased Premises and its auxiliary facilities and equipment are in good and clean condition that can be used normally. After the check and acceptance, both Parties shall sign and seal on the "Property Handover Procedure Form" and deliver the key of the Leased Premises, Party B shall be deemed to have performed its obligation of returning the Leased Premises. Meanwhile, both Parties shall settle all the costs and expenses payable before return of the Leased Premises respectively as agreed in the Contract.

(2) Upon the return of the Leased Premises, both Parties shall conduct a joint inspection of the Leased Premises. If any objection to such facilities and equipment as fittings, Party A and Party B shall raise it on the spot; if it is difficult to make inspection and judgment on the spot, the objecting party shall claim to the other Party within 15 working days; if no objection is made within 15 working days, the Leased Premises shall be deemed as having passed the inspection and acceptance.

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(3) Upon the return of the Leased Premises, Party B shall take back all the office equipments and items inside the Leased Premises.

(4) After the Leased Premises has been returned, Party B shall be deemed to have waived the ownership to any items that remain in it for more than 15 working days without the written consent of Party A, and Party A shall have the right to dispose of the items on its own without assuming any liabilities whatsoever. All relevant costs and Losses incurred shall be borne by Party B.

(5) Party B shall complete the industrial and commercial, water and electricity cancellation or alteration procedures of the Leased Premises as the registered or business address within 30 days upon the expiration of the lease term hereof or upon the rescission, cancellation or confirmation of invalidity of this Contract. Otherwise, Party B shall pay Party A Default damages equivalent to three times the daily Rent on the date of termination of this Contract for each day of delay.

Article 9 Sublease, Transfer and Exchange

1、 During the lease term, Party B shall not sublease the Leased Premises.

2、 Both Parties agree that Party B has the pre-emptive right to purchase this Leased Premises during the lease term. If Party A sells this Leased Premises, Party A shall give a written notice to Party B 5 days in advance. Party B shall reply in writing within 3 days upon receipt of the written notice. If Party A does not receive a written reply or Party B replies in writing that it has no intention to purchase this Leased Premises within the specified time limit, Party B shall be deemed to have waived the pre-emptive right to purchase this Leased Premises on its own initiative and Party A shall have the right to sell this Leased Premises to a third party without bearing any liability for Breach of Contract. If Party B replies to purchase this Leased Premises, Party B shall enter into a subscription agreement with Party A within 3 days upon Party A's receipt of such written reply, and pay 10% of the total price as the subscription price.

3、 If the ownership of this Leased Premises changes during the lease term, Party A undertakes that the ownership transfer shall not affect the validity of this Lease Contract signed with Party B and shall have the obligation to inform the new owner of the Premises of the fact of lease.

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Article 10 Cancellation and Termination of Contract

1、 The Parties agree that this Contract will be cancelled automatically if any of the following circumstances occurs during the term of this Contract and the Parties shall not assume any liability onto each other: The Rent shall be calculated according to the actual time of use. Any balance less than a full month shall be counted as days and the excess shall be refunded and the deficiency shall be made up.

(1) The Leased Premises is damaged, lost or declared dilapidated for reasons not attributable to Party A or Party B or their employees or contractors of the Leased Premises.

(2) The Leased Premises and ancillary facilities thereof are seriously damaged due to Force Majeure, and the Parties agree that this Contract cannot be performed continuously. The Parties hereby acknowledge that said Force Majeure refers to earthquakes, typhoons, floods and other natural disasters, epidemics, public health emergencies, war, war threats, riots and similar military operations, blockade, terrorism, civil commotion and such as strikes, slowdowns and other labor movements of which are not parties to this Contract, energy shortages and/or government embargoes, injunctions.

(3) the Parties mutually agree to rescind this Contract.

(4) This Contract shall terminate automatically upon expiration of its term.

2、 The Parties agree that the Non- Defaulting Party may terminate this Contract by giving a written notice in any of the following circumstances to the Defaulting Party. The breaching Party shall pay the non-defaulting Party twice the monthly Rent at the rate in the then current year as Default Damages. Losses caused to the non-defaulting Party and where such Default Damages are not sufficient to cover the Losses suffered by the Non- defaulting Party, the Breaching Party shall pay the difference between Losses and the Default Damages.

(1) Party A fails to deliver the Leased Premises within the specified time limit and still fails to do so within 10 days after the Party B issues a written interpellation notice;

(2) The Rent, property management fees, Security deposit and other costs are overdue in payment by Party B over 30 days;

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(3) The Lessee violates the obligational terms as agreed in this Contract and the relevant regulations of the government, and fails to cure such violation within 30 days after Party A delivers a written notice;

(4) The Lessee becomes bankrupt or goes to liquidation procedure, or a third party applies to the court for liquidation of the Lessee, and the court accepts such application;

(5) The Lessee fails to lift such seizure or impoundment within 30 days after the industrial property of the Leased Premises is seized or impounded by judicial department or other functional department;

(6) The Lessee changes the purpose of the Leased Premises without the consent of the Lessor;

(7) The Lessee uses the Leased Premises to conduct illegal activities or store hazardous materials, which do not include the oil or chemical materials necessary for the Lessee's business operations;

(8) The Leased Premises delivered by the Lessor has any defects that endanger the safety and use of the Lessee;

(9) The structure of the Leased Premises is damaged due to reasons attributable to the Lessor or the Lessee;

(10) The Lessee decorates the Leased Premises or adds any ancillary facilities and equipments without the consent of the Lessor;

(11) The Lessee subleases, subleases in disguised form, transfers, exchanges, sublets the whole or a part of the Leased Premises, or acquires shares with any other person to establish a company or cooperate with any other person in order to provide the Leased Premises for any other person's actual use, etc.;

(12) Safety liability accidents due to reasons attributable to Party B, which are investigated by the competent government departments, but Party B fails to complete rectification as required or restart its business without making any rectification;

(13) The Lessee conducts business without license, beyond the scope of business license, without industry license, or without other legal procedures, which violates the relevant laws and regulations or regulations in the industry;

(14) Other termination circumstances as provided in this Contract.

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In case of any of the above situation, this Contract shall be terminated as of the date when the Non- defaulting Party delivers the termination notice to the Defaulting Party. If the Defaulting Party has any objection to the Non- defaulting Party's written termination notice, the objection shall be raised within _ _ _ _ days, otherwise, it shall be deemed agreed by Party B.

3、 This Contract may be rescinded or terminated by the Parties through mutual consultation.

4、 This Contract shall be automatically rescinded upon expiration of the lease term.

5、 In the event that this Contract is rescinded/terminated due to whatsoever reasons, the Lessee shall return the Leased Premises within the reasonable time prescribed by the Lessor. If the Lessee fails to return the Leased Premises within the time prescribed by the Lessor, the Lessor shall have the right to take back the Leased Premises on its own in accordance with this Contract and require the Lessee to assume the liabilities arising from Breach of Contract.

6、 Upon the occurrence of any Event of Default, whether or not the Lessor continues to collect the Rent shall not affect the right of the Lessor to claim against the Lessee for its liabilities for Default of Contract. If the Lessee fails to pay the Rent or other expenses in full as specified in this Contract, Party A's right to claim against the underpaid Rent and expenses shall not be affected, nor shall it affect the right of the Party A to take other compensatory measures in accordance with this Contract and relevant laws and regulations.

Article 11 Liabilities for Default of Contract

1、 If the Lessee needs to terminate the lease of the Leased Premises ahead of schedule, it shall give a written notice to the Lessor 30 days in advance, pay to the Lessor Default damages in the amount of twice the Rent for one month in the then current year and compensate for the Losses caused to the Lessor (including, but not limited to, the expenses for re-lease by Party A and the Losses incurred by the decrease in the Rent due to the release of the Leased Premises by Party A).

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2、 If the Lessor needs to take back the lease of the Leased Premises ahead of schedule, it shall give a written notice to the Lessee 30 days in advance, and pay compensation to the Lessee at the amount of twice the Rent for one month in the then current year. The Lessee undertakes that it shall not request the Lessor to continue performing this Contract, nor shall it claim against the Lessor for other compensation, indemnity or liabilities for Breach of Contract other than those provided for in this Article.

3、 If the Lessee fails to pay the Rent within the prescribed time limit, the Lessee shall pay to the Lessor Default damages calculated on a daily basis for each day of delay in the amount equal to twice the average daily Rent in the current year. If the overdue to pay the Rent reaches 30 days, the Lessor shall have the right to terminate this Contract unconditionally.

4、 The Lessor shall deliver the Leased Premises as scheduled upon the signing of this Contract. If the Lessor raises an objection when the Lessor's delivery of the Leased Premises is made on time, the objection shall not be sustained for late delivery. However, if such objection is sustained, the Rent shall be commenced to calculate from the date when the objection is resolved.

5、 The Lessee shall return the Leased Premises as agreed in Article 8 thereof in the case of expiration of the lease term or early termination or rescission of this Contract. If Party B fails to hand over the Leased Premises within the prescribed time limit, Party B shall pay to the Lessor Default damages calculated on a daily basis of twice of the daily rent for each day of delay. And Party B shall compensate the Losses caused to Party A by such delay (including but not limited to the property occupation fee calculated on the basis of 120% of the original Rent rate, property management fee paid by Party A to the property management company, Losses recovered by a third party on Party A, etc.) and Party A shall have the right to suspend the energy supply and replace the door locks (all the losses arising therefrom shall be borne by Party B on its own). If the delay exceeds 15 days, it will be deemed that Party B has given up the ownership of all the articles in the Leased Premises, and Party A has the right to dispose of the articles on its own without assuming any responsibilities.

6、 When Party B returns the Premises, if Party A raises an objection, and if the objection is not established, the return shall not be deemed to be overdue, and the rent shall be calculated to the date when Party B submits the Premises return; but if the objection is sustained, it shall be deemed to have returned the Premises overdue, and the date of the return shall be the date when the objection is resolved.

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7、 Where Party B decorates the Leased Premises or has new facilities installed in the Leased Premises without a written permission by the Lessor or beyond the scope of the written permission by the Lessor, the Lessor shall have the right to require Party B to restore the Leased Premises to the original state and have the right to require Party B to bear the Default damages equaling to 1% of the Total Contract Price and compensate all the Losses thus caused to the Lessor.

8、 During the lease period, if Party B causes property damage or personal injury to Party B or a third party, or if there is a dispute occurred between Party B and a third party, Party A shall not bear any liability for compensation, and Party B shall solely bear all legal responsibilities and all economic losses. Losses or responsibilities caused thereby to Party A, Party A shall have the right to claim compensation from Party B after undertaking the Losses and responsibilities.

9、 At the expiration of the lease term, if the Premises fails to pass the check for acceptance, Party B shall make rectification within a specified period or Party A shall do so for Party B, and all the costs arising therefrom shall be borne by Party B. As a result, Party B’s late delivery shall be dealt with in accordance with paragraph 5 of this Article as liability for breach of contract.

10、 Losses of Party A hereunder shall include but not be limited to all expenses, such as court fee, preservation fee, attorney's fee, investigation fee, notary fee and travel expense, losses incurred by Party A due to criticism or punishment by relevant authorities and losses to Party A's reputation.

Article 12 Dispute Settlement

Any dispute arising from the performance of this Contract shall be settled through consultation between the Parties hereto, if failed, either Party may file a lawsuit to the People's Court of the place where the Leased Premises is located.

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Article 13 Notice

With respect to the delivery address and legal consequences of various notices, agreements and other documents involved in this Contract, as well as those of the relevant documents and legal documents in case of any dispute arising from the Contract, the Parties agree as follows:

1、 Party A shall confirm its effective delivery address is, Attn: Contact information is.

2、 Party B shall confirm its effective delivery address is, Attn: Contact information is.

3、 The aforesaid delivery information shall be applicable to various notices, agreements and other documents between the two Parties when the parties are not in litigation, as well as the delivery of relevant documents and legal papers in case of any dispute arising from the Contract, including the first instance, second instance, retrial and enforcement procedures after the dispute commences arbitration and civil procedures.

4、 Where the address of a party changes, the party shall notify the other party in writing 30 days in advance (postponed accordingly for holidays), otherwise the original address confirmed by both parties shall be still deemed as the effective delivery address. Where the party concerned fails to actually receive legal documents due to inaccuracy of the address of service provided or confirmed by the party concerned, or failure to notify the other party and the court of the change of the address of service according to procedures in a timely manner after the address of service is changed, or the party concerned or the designated recipient refuses to sign, etc., the date of service shall be deemed to be the return date of the document if delivered by mail; in case of personal delivery, the date of service shall be deemed to be the date stated in the receipt of service on the spot; in case of fulfillment of the obligation of notification of change of address of service, the changed address shall be deemed to be the effective delivery address. The address of delivery expressly agreed in the contract by the above parties may be directly delivered by mail at the time of delivery by the court. Even if the party concerned fails to receive the documents served by mail from the court, the documents shall be deemed to have been served as agreed in the contract.

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5、 Upon commencement of arbitration and civil procedure of a dispute, if the party concerned responds to the litigation and directly submits the confirmation of the address of service to the arbitration commission or court, if such confirmed address is different from the address confirmed prior to the arbitration or litigation, such confirmed address submitted to the arbitration commission or court shall be prevail (the method of service and legal consequences of service as provided in the above paragraph 3 shall be applied to such address).

Article 14 Miscellaneous

1、 This Contract shall take effect upon affixation of official seal by both parties.

2、 Anything not mentioned herein shall be agreed upon by the parties through negotiation, and a supplementary contract may be entered into. The supplementary contract and its annexes shall be an integral part of this Contract.

3、 This Contract and its annexes consist of ____ pages in together and are made in 8 copies. Party A and Party B hold 4 copies respectively, which shall have the same legal effect.

Party A (Seal):	Party B (Seal):

Legal Representative:	Legal Representative:

[Entrusted Agent] (Seal):	[Entrusted Agent] (Seal):
☐☐☐

Date of Signature: _ _ _ _ _ _ _ _	Date of Signature: _ _ _ _ _ _ _ _ _ _

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Annex 1: Standards for Delivery of the Premises

Annex 2: Quality Guarantee Certificate for the Premises

Annex 3: Premises Instruction Manual

Annex 4: Floor Plan of the Premises

Annex 5: Photocopy of the Business License with Party B's fresh seal

Annex 1:

Standards for Delivery and Acceptance of the Premises in Area A,

Phase II of III Medical Innovation Center

(Office Part)

(I) Agreement on Decoration and Equipment Standards

1、 Thermal Insulation Materials

(1) Thermal insulation inside external wall: _ _ _ foam thermal insulation panels,

2、 External wall: _ _ second floor or above: aluminum alloy doors and windows, railings, surface tiles and other materials used.

3、 Inner wall: cement mortar plastering surface, pressing and polishing, crack resistance mortar

4、 Ceiling: concrete surface

5、 Interior floor: cement mortar blanking

6、 Doors and windows:

(1) Structural dimension of external window: according to drawings

(2) Opening method: flat open, push and pull or others;

(3) Doors and windows: aluminum alloy doors and windows.

7、 Stairwell:

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(1) Floor: cement mortar;

(2) Surface of wall: cement mortar plastering surface, putty for emulsion paint;

(3) Ceiling: cement mortar plastering surface, putty for emulsion paint;

8、 Toilet:

(1) Floor: polyurethane paint floor;

(2) Surface of wall: brush cement mortar on the 1500mm high waterproof layer, the upper part being cement mortar plastering or mortar plate wall surface;

(3) Ceiling: concrete surface.

9、 Balcony: not sealed.

10、 Elevator:

(1) Elevator brand name: XJ Schindler;

(2) Elevator speed: passenger elevator: 1.5m/s; freight elevator: 1.0m/s;

(3) Deadweight of elevator: passenger elevator: 1350 Kilogram; freight elevator: 2000 Kilogram

11、 Miscellaneous

(1) Water supply and drainage: reserved interface for water supply and drainage in indoor toilet;

(2) Strong voltage: lighting and power used to main distribution box/cabinet of this unit, voltage: 380V/220V; XJ Schindler brand elevator.

(3) Weak currency: Television, telephone, network channel reserved to the weak current room and vertical cable tray.

Chengdu Liankang Investment Co., Ltd.

Date:

20

Standards for Delivery and Acceptance of the Premises in

Phase II Area A of III Medical Innovation Center

(Commercial Part)

1、 Thermal Insulation Materials

Thermal insulation inside external wall: cement based foam insulation panel

2、 External wall: aluminum alloy doors and windows, railings and surface bricks should be used together;

3、 Inner wall: cement mortar plastering face scraping putty or fabricated partition panel face scraping putty

4、 Ceiling: concrete surface

5、 Indoor floor: C30 concrete original slurry drawings

6、 Doors and windows:

(1) Structural dimension of external window: according to drawing

(2) Opening method: horizontal open or other.

(3) Doors and windows: aluminum alloy window

8、 Miscellaneous

(1) Water supply and drainage: reserved interface for water supply and drainage

(2) Fire sprinkler: commercially installed automatic alarm and sprinkler system

(3) Weak current: 7 #, 9 #, 11 # commercial televisions, telephones, network reserved indoor weak current box, 10 # commercial reserved channel to weak current well and vertical cable tray

(4) Strong current: 7 #, 9 # and 11 # commercial reserved to indoor distribution box, 10 # commercial reserved channel to building distribution box, used for lighting and power supply, voltage 380V/220V;

(5) Natural gas: commercial reserved interface on overall level.

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Appendix 2:

Quality Guarantee Letter for III Medical Innovation

Center Area A, Phase II

(7, 9, 10 #, 11 # buildings)

In order to strengthen the quality management and after-sales service for the housing in Area A, Phase II of III Medical Innovation Center, and to safeguard the legitimate rights and interests of the owners. The company makes quality guarantee and commitment for the structure, parts, components, equipment, facilities, supporting and maintenance of the premises sold in Phase II Area A (Building No.).

1 Meeting national building design standards.

2 Passed the inspection and acceptance by the supervision company and the municipal (district) quality supervision department.

3 Upon delivery of the premises, the main structure and all parts, components, equipment and facilities are in good condition, and the equipment and facilities operate normally.

4 Warranty and Warranty Period of each part and component under normal use upon delivery of the premises for use as follows:

1、 Guaranty of ground foundation and main structure will be repaired within reasonable service life as specified in design;

2、 Warranty for one year for hollow cracking or large area sand blasting on the ground with one year's warranty. Warranty for non-man-made damage aluminum windows and doors with two years.

3、 Anti-leakage warranty for roof waterproof and waterproof toilet/outer wall with five years.

4、 Warranty for electric piping, water supply and drainage piping will be two years.

5、 One year warranty for elevator.

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During the warranty period, the company shall be responsible for maintenance and repair of the above-mentioned parts and parts free of charge. The warranty period shall be calculated upon and from the date of completion and acceptance.

5 The Company will not take any warranty liability for quality problems caused by the Owner's failure to comply with the Instruction Manual of III Medical Innovation Center Phase II Area A, including owner’s improper use of the premises or unauthorized alteration of the structure, original decoration, equipment location and improper decoration.

6 As the appendixes to the Premises Purchase and Sale Contract, Phase II Area A (Building Number) of III Medical Innovation Center, this Guarantee and the Instruction Manual of III Medical Innovation Center Phase II Area A shall have the same legal effect as the Contract.

Chengdu Liankang Investment Co., Ltd.

Date:

23

Appendix 3:

Instruction Manual of III Medical Innovation Center Phase II Area A

(7, 9 and 11 # office buildings (including Major Commercial on the inside of first floor), 10 # parking building)

Developer: Chengdu Liankang Investment Co., Ltd.

Designer: Sichuan Pharmaceutical Design Institute Co., Ltd.

To strengthen the quality management and after-sale services in respect of the Premises of Phase II Area A of III Medical Innovation Center, facilitate the owner's use of the premises and safeguard legitimate rights and interests of enterprises, the Company will explain the structure, performance, type and standard of each part (part) of the premises provided for sale and offer the notices on use thereof.

I. The structure of the premises is of reinforced concrete frame structure with seven degree seismic fortification.

II、 The floor panel and the roof panel are made of reinforced concrete panels. The exterior wall of the wall is made of shale brick wall and the partition is made of assembled partition wall made of ash slab. The variable loads of various parts of the premises are as follows:

1. Office area: first floor: 4.0kN/㎡, and the second floor or above: 4.0kN/㎡

Toilet: 2.5 kN/㎡

Equipment platform: 6.0kN/㎡;

roof open to visitors: 3.0kN/㎡ (soil covering thickness of the top roof should not be more than 200mm, while the other roof will not be covered with soil);

roof not open to visitors: 0.5kn/㎡

Stairs, corridor: 3.5kN/㎡;

2、 Standard dead load value of floor leveling floor and secondary decoration shall not be more than 1.5kN/㎡.

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The additional load in the course of use of premises decoration shall not exceed the design stipulations. The owner shall bear corresponding responsibility for potential safety hazard caused by over-loaded decoration materials without approval.

III、 Indoor Strong Current Engineering

According to design standard, the power load of 7, 9 and 11 # is designed as 120W/㎡ to connect to the distribution box in each unit on the first floor by itself. According to parking building, the power consumption of 10 # power consumption is designed as 40W/㎡ to connect to the distribution box on the floor (the load may be increased if function of use is changed).

IV、 Indoor Water Supply and Drainage

Reserved pipe joint for indoor installation of drainage pipe, no sanitary ware is to be installed in toilet. The owner will install the medical waste treatment equipment by itself, such as the joint of medical waste pipes and the location of outdoor medical waste treatment tank.

V、 Indoor Weak Current Engineering

Television, telephone and network channel are reserved to the weak current room and vertical cable tray in the building.

VI、 Air Conditioning System

The air conditioning will be completed by the owner in the second installation. The position for placing air conditioner will be reserved on the equipment platform and the roof, and refrigerator well will be reserved.

VII、 Elevator Engineering

Installation of XJ Schindler elevator. Passenger elevator, carrying load 1350kg, speed 1.5m/s; freight elevator, with carrying load of 2000KG, speed 1m/s.

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VIII、 Fire Engineering

The fire alarm system will be set up in a unified way in the park, fire hydrant is set up and sprinkler is installed on each floor (only public area in 9 # building, sprinkler supervisor is reserved for indoor). The distribution box of emergency lighting system is set up in the distribution room in each unit. Install smoke prevention and evacuation system, fire door monitoring system and electrical fire monitoring system as per design.

IX、 The water supply pipeline is PP-R pipe and the drainage pipeline is PVC-U environmental protection pipe. Indoor branch pipe and concealed buried part are marked out to indicate that within 20cm around the line shall not pick up, chisel, drill, etc. to avoid damage to the concealed buried water pipeline.

X、 The Owner shall be responsible for the maintenance and repair of the equipment and facilities added or altered by itself after signing and approving the equipment and facilities of the premises.

Chengdu Liankang Investment Co., Ltd.

Date:

26

Instruction Manual of Use of III Medical Innovation

Center, Phase II Area A (Building Number)

(Commercial on the ground floor of buildings 7、 9、 10、 11 # (except Major Commercial on the inside of first floor)

Developer: Chengdu Liankang Investment Co., Ltd.

Design company: Sichuan Architectural Design and Research Institute

To strengthen the quality management and after-sale services on the premises of Phase II Medical Innovation Center III in Area A, facilitate the owner's use of the premises and safeguard legitimate rights and interests of the enterprise, the Company will explain the structure, performance, type and standard of each part (part) of the premises provided for sale and propose the matters needing attention.

1. The structure of the Premises is of reinforced concrete frame structure with seven degree seismic fortification.

II、 The floor panel and roof panel are made of reinforced concrete. The exterior wall of the wall is made of shale brick wall and the partition is made of assembled partition wall made of ash board. The variable loads of various parts of the premises are as follows:

1. Commercial: One floor: 4.0 kN/㎡.

Stairs, walkway: 3.5kN/㎡;

2、 Standard dead load value of floor leveling floor and secondary decoration shall not exceed 1.5kN/㎡.

The additional load in the use of premises decoration shall not exceed the design stipulations. The owner shall bear corresponding responsibility for potential safety hazard caused by unauthorized use of over-loaded decoration materials.

III、 Indoor Strong Current Engineering

According to design standard, 80W per square meter for power load of 7、 9 and 11 #, the line is distributed to commercial purpose, and is equipped with distribution box indoors; According to design standard, 200W per square meter for power load of 10 # first floor shall be connected to the basement by the owner. Indoor lighting and air conditioning shall be completed by the owner during the second installation.

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IV、 Indoor Water Supply and Drainage

Reserved pipe joint for indoor installation of drainage pipe, no sanitary ware will be installed in toilet.

V、 Indoor Weak Current Engineering

7、 9 and 11 # TV, telephone and network channel will be reserved in indoor weak current box. 10 # TV, telephone and network channel will be reserved in the weak current room and vertical cable tray.

VI、 Air Conditioning System

The position for placing air conditioner will be reserved.

VII、 Fire Engineering

Spray system for commercial installation on the first floor and smoke prevention and extraction system will be installed as designed.

VIII、 The water supply pipeline is PP-R pipe and the drainage pipeline is PVC-U environmental protection pipe. Indoor branch pipe and concealed buried part are marked out to indicate that within 20cm around the line shall not pick up, chisel or drill, etc. to avoid damage to the concealed buried water pipeline.

IX、 Reserved Interface for Natural Gas in Total Flat Balance

Commercial Reserved Smoke Exhausting Interface for Ten、 7 #, 9 # and 11 #

X、 The owner shall be responsible for the maintenance and repair of the equipment and facilities added or altered by itself after signing and approving the equipment and facilities of the Premises.

Chengdu Liankang Investment Co., Ltd.

Date:

28

Appendix 4

Floor Plan of Premises

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